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                               ARTHUR ANDERSEN LLP





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File for ITT Hartford Life and Annuity Insurance Company on Form S-6.



                                   /s/ Arthur Andersen LLP
Hartford, Connecticut
October 8, 1996